EXHIBIT 23.4


                                                                 HOEFER & ARNETT
                                                                    Incorporated







                     CONSENT OF HOEFER & ARNETT INCORPORATED


We consent to the inclusion in the Joint Proxy Statement/Prospectus of Pacific Capital Bancorp and South Valley Bancorporation on Form S-4 of our Fairness Opinion, and reference to our names and the statements with respect to us, as appearing under the heading "Opinion of South Valley's Financial Advisor."



San Francisco, California
August 14, 1996

                                            /s/ Hoefer & Arnett Incorporated




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